Exhibit 99.1

Contact Information:

Investors:

Brainerd Communicators, Inc.

Corey Kinger

(212) 986-6667

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES FIRST QUARTER 2014 RESULTS

AND RAISES ITS FISCAL 2014 EARNINGS GUIDANCE

NEW YORK, N.Y., April 30, 2014 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the first quarter of fiscal 2014 and raised its full year fiscal 2014 earnings guidance. First quarter 2014 results include:

•	Revenues of $409.4 million, down 16.6% versus the prior year period, with total paid weeks down 13.9%

•	Cash flow provided by operating activities totaled $83.1 million

•	Earnings per fully diluted share (EPS) were $0.38

“We are encouraged by the progress we are making on our transformation plan, but there is still a great deal of work to do,” commented Jim Chambers, the Company’s President and Chief Executive Officer. Chambers added, “Our Q1 financial results were ahead of our expectations. Given this, we have revised our full year fiscal 2014 earnings guidance to a range of $1.45 to $1.70.”

New Segment Reporting

Effective the first day of fiscal 2014, the Company realigned its organizational structure and the Company now has four reportable segments: North America, United Kingdom, Continental Europe and Other. Other consists of Asia Pacific, emerging markets and franchise revenues. The new geographic segments reflect the integration of the Company’s Internet-based business with its meetings and other businesses.

Q1 2014 Consolidated Summary

	Net Income (in millions)			Fully Diluted EPS
	Three Months Ended			Three Months Ended
	March 29, 2014	March 30, 2013	% Change	March 29, 2014	March 30, 2013	% Change
Net Income / EPS	$21.5	$48.8	(55.8)%	$0.38	$0.87	(56.0)%

Adjustments
Gain on Brazil Acquisition	(6.4)	—		(0.11)	—
Restructuring Charges	2.2	—		0.04	—

Adjusted Net Income / EPS	$17.4	$48.8	(64.3)%	$0.31	$0.87	(64.5)%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2014 net income was $21.5 million versus $48.8 million in the prior year period. EPS for Q1 2014 was $0.38 versus $0.87 in the prior year period. Foreign currency had a de minimis impact on EPS in the first quarter 2014.

Net income and EPS for Q1 2014 were impacted by two items that affect year-over-year comparability. First, in March 2014, the Company acquired an additional 45% equity interest in its Brazilian partnership thereby increasing its equity interest to 80%. As a result of this transaction, the Company adjusted its previously held equity interest to fair value and recorded a charge associated with the settlement of the royalty-free arrangement of the Brazilian partnership. The net effect of these items resulted in the Company recognizing a gain of $10.5 million ($6.4 million after-tax or $0.11 per fully diluted share) in Q1 2014. Second, the Company incurred restructuring charges of $3.7 million ($2.2 million after-tax or $0.04 per fully diluted share) in connection with the first phase of its previously disclosed plan to resize its organization. Excluding these two items, net income would have been $17.4 million and fully diluted EPS would have been $0.31 in Q1 2014.

Q1 2014 Global Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages and as noted)	March 29, 2014	March 30, 2013	% Change	Constant Currency
Revenues, net	$409.4	$490.8	(16.6)%	(16.9)%

Operating Income	$51.1	$103.1	(50.5)%	(50.2)%

Adjustments
Restructuring Charges	$3.7	—

Adjusted Operating Income	$54.7	$103.1	(46.9)%	(46.7)%

Total Paid Weeks	47.5	55.2	(13.9)%	N/A
Meeting Paid Weeks	20.4	24.3	(16.0)%	N/A
Online Paid Weeks	27.1	30.9	(12.2)%	N/A

End of Period Active Subscribers (in thousands)	3,645.1	4,224.8	(13.7)%	N/A
Monthly Pass (in thousands)	1,468.3	1,679.0	(12.6)%	N/A
Online (in thousands)	2,176.8	2,545.7	(14.5)%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2014 revenues, net decreased 16.9% on a constant currency basis versus the prior year period. This decrease was primarily driven by lower revenues in North America. Q1 2014 total paid weeks were down 13.9% as compared to the prior year period, with an Online paid weeks decline of 12.2% and meeting paid weeks decline of 16.0%. These declines were driven by lower active subscriber bases for both Monthly Pass and Online at the start of the year and lower recruitments in both the Company’s meetings and Online businesses versus the prior year period.

First quarter 2014 operating income decreased 50.2% on a constant currency basis versus the prior year period. Excluding the Q1 2014 $3.7 million of restructuring charges, Q1 2014 operating income decreased 46.7% on a constant currency basis versus the prior year period. Operating income decline was driven primarily by lower revenues in North America.

Q1 2014 North America Performance

	Three Months Ended			% Change Adjusted for
(in millions except percentages and as noted)	March 29, 2014	March 30, 2013	% Change	Constant Currency
Service Revenues, net*	$216.6	267.4	(19.0)%	(18.3)%

Total Paid Weeks	32.2	38.9	(17.2)%	N/A

End of Period Active Subscribers (in thousands)	2,425.4	2,966.0	(18.2)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

*	See Consolidated Statements of Net Income for Service Revenues definition.

First quarter 2014 service revenues, net for the North America business were down 18.3% on a constant currency basis versus the prior year period driven by a 17.2% decline in total paid weeks. The paid weeks decline was driven by lower Monthly Pass and Online active subscriber bases at the start of the year and lower first quarter 2014 recruitments as compared to the prior year period. Despite the launch of Simple Start at the beginning of the year, recruitment softness continued, impacted by activity monitors and free apps that generated significant consumer interest and influenced trial dynamics in the category.

Q1 2014 UK Performance

	Three Months Ended			% Change Adjusted for
(in millions except percentages and as noted)	March 29, 2014	March 30, 2013	% Change	Constant Currency
Service Revenues, net	$27.7	$31.2	(11.1)%	(16.8)%

Total Paid Weeks	5.2	6.2	(15.5)%	N/A

End of Period Active Subscribers (in thousands)	404.3	442.4	(8.6)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2014 service revenues, net for the UK business were down 16.8% on a constant currency basis versus the prior year period driven by a 15.5% decline in total paid weeks. The paid weeks decline was driven by lower Monthly Pass and Online active subscriber bases at the start of the year and lower first quarter 2014 recruitments as compared to the prior year period driven by a strong local competitor in the UK market.

Q1 2014 CE Performance

	Three Months Ended			% Change Adjusted for
(in millions except percentages and as noted)	March 29, 2014	March 30, 2013	% Change	Constant Currency
Service Revenues, net	$61.5	$58.4	5.3%	1.5%

Total Paid Weeks	9.1	8.8	2.8%	N/A

End of Period Active Subscribers (in thousands)	738.5	720.4	2.5%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2014 service revenues, net for the Continental Europe (CE) business were up 1.5% on a constant currency basis versus the prior year period driven by a 2.8% increase in total paid weeks. This increase in total paid weeks was primarily driven by a higher active Online subscriber base at the beginning of the year as compared to the prior year which offset recruitment softness in Q1 2014.

Full Year Fiscal 2014 Earnings Guidance

The Company raised its full year fiscal 2014 earnings guidance to between $1.45 and $1.70 per fully diluted share from between $1.30 and $1.60 per fully diluted share. This guidance incorporates the fact that fiscal 2014 includes a 53rd week, which bridges the last week of December 2014 and the first week of January 2015 and has an expected negative $0.04 impact on the full year EPS. Excluded from the above earnings guidance are the following items: the one-time gain associated with the Brazil acquisition of $0.11, the anticipated full year, aggregate restructuring charges in connection with the Company’s organizational resizing of approximately $0.11 and the tax benefit associated with the China intercompany loan write-off, which is anticipated to be booked in the second quarter of fiscal 2014, in connection with the closure of the Company’s China business of approximately $0.07.

First Quarter 2014 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Jim Chambers, President and Chief Executive Officer of the Company, Nick Hotchkin, Chief Financial Officer of the Company, and Dan Crowe, Chief Technology Officer of the Company, will discuss first quarter 2014 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Net income and earnings per fully diluted share with respect to first quarter of fiscal 2014 are discussed in this release both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis) to exclude the impact of the benefit from the Brazil acquisition. Net income, earnings per fully diluted share and operating income with respect to the first quarter of fiscal 2014 are discussed in this release both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis) to exclude the impact of expenses associated with the Company’s previously disclosed resizing of its organization. Earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDAS) is presented in the attachments to this release. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 40,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based provider of these products in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products or the failure of its services and products to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution; the ability to successfully implement new strategic initiatives; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees, licensees and suppliers; the impact of the Company’s debt service obligations and restrictive debt covenants; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the recognition of asset impairment charges; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the impact of security breaches or privacy concerns; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the possibility that the interests of the Company’s majority owner will conflict with other holders of its common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	March 29,	December 28,
	2014	2013
ASSETS
Current assets	$368.0	$315.7
Property and equipment, net	84.2	87.1
Goodwill, franchise rights and other intangible assets, net	987.9	961.4
Deferred financing costs, other	43.0	44.7

TOTAL ASSETS	$1,483.1	$1,408.9

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$399.0	$345.8
Long-term debt	2,352.0	2,358.0
Deferred income taxes, other	184.9	179.7

TOTAL LIABILITIES	2,935.9	2,883.5

Redeemable noncontrolling interests	8.2	—

Shareholders’ deficit	(1,461.0)	(1,474.6)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,483.1	$1,408.9

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	March 29,	March 30,
	2014	2013
Service revenues, net (1)	$316.7	$371.5
Product sales and other, net (2)	92.7	119.3

Revenues, net	409.4	490.8

Cost of services (3)	144.6	154.7
Cost of product sales and other (4)	41.8	52.5

Cost of revenues	186.5	207.2

Gross profit	222.9	283.6
Marketing expenses	115.3	122.2
Selling, general and administrative expenses	56.5	58.3

Operating income	51.1	103.1
Interest expense	25.3	22.6
Other expense, net	0.2	1.3
Gain on Brazil acquisition	(10.5)	—

Income before income taxes	36.1	79.3
Provision for income taxes	14.5	30.5

Net income	$21.5	$48.8

Earnings Per Share
Basic	$0.38	$0.87

Diluted	$0.38	$0.87

Weighted average common shares outstanding:
Basic	56.4	55.8

Diluted	56.5	56.2

Dividends declared per common share	$—	$0.18

Note: Totals may not sum due to rounding.

(1)	Consists of net meeting fees, Online subscription revenue and eTools subscription revenue.
(2)	Consists of product sales meetings, Online advertising revenue, ecommerce fee, product sales and other, licensing, publishing, advertising - sponsorship, other revenues, franchise commissions and Monthly Pass franchise fees.
(3)	Consists of meeting operating expense and internet cost of revenues excluding Online advertising costs.
(4)	Consists of cost of product meetings, Online advertising costs, non-meeting cost of products and other.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	March 29,	March 30,
	2014	2013
Meeting Paid Weeks (in millions) (1)
North America	13.3	16.2
UK	3.2	3.9
CE	3.4	3.5
Other (2)	0.5	0.7

Total Meeting Paid Weeks	20.4	24.3

Online Paid Weeks (in millions) (1)
North America	18.9	22.7
UK	2.0	2.3
CE	5.6	5.3
Other (2)	0.5	0.6

Total Online Paid Weeks	27.1	30.9

Total Paid Weeks (in millions) (1)
North America	32.2	38.9
UK	5.2	6.2
CE	9.1	8.8
Other (2)	1.1	1.3

Total Paid Weeks	47.5	55.2

End of Period Active Monthly Pass Subscribers (in thousands) (3)
North America	941.3	1,118.6
UK	235.8	257.9
CE	256.6	259.5
Other (2)	34.6	43.0

Total End of Period Active Monthly Pass Subscribers	1,468.3	1,679.0

End of Period Active Online Subscribers (in thousands) (3)
North America	1,484.1	1,847.4
UK	168.5	184.5
CE	481.9	460.9
Other (2)	42.4	52.9

Total End of Period Active Online Subscribers	2,176.8	2,545.7

Total End of Period Active Base (in thousands) (3)
North America	2,425.4	2,966.0
UK	404.3	442.4
CE	738.5	720.4
Other (2)	77.0	95.9

Total End of Period Active Base	3,645.1	4,224.8

Attendance (in millions)
North America	6.6	8.2
UK	2.0	2.3
CE	2.0	2.1
Other (2)	0.3	0.4

Total Attendance	10.9	13.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period. Total Paid Weeks is the sum of Meeting Paid Weeks and Online Paid Weeks.
(2)	Represents Asia Pacific and Emerging Markets.
(3)	The End of Period Active Base metric reports total active Weight Watchers subscribers in Company-owned operations at a given period end. End of Period Active Monthly Pass Subscribers is the total Weight Watchers Monthly Pass active subscribers at a given period end. End of Period Active Online Subscribers is the total Weight Watchers Online active subscribers at a given period end. End of Period Active Base is the sum of Monthly Pass active subscribers and Weight Watchers Online active subscribers at a given period end.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2014 Variance
	Q1 2014			Q1 2013	2014 vs 2013	2014 Constant Currency vs 2013
	GAAP	Currency Adjustment	Constant Currency	GAAP

Selected Financial Data
Consolidated Company Revenues, net	$409.4	$(1.7)	$407.7	$490.8	-16.6%	-16.9%
Consolidated Meeting Fees, net (1)	$197.1	$(0.7)	$196.4	$236.0	-16.5%	-16.8%
Consolidated Online Revenues (2)	$119.6	$(0.0)	$119.6	$135.5	-11.7%	-11.7%
Consolidated Service Revenues, net (3)	$316.7	$(0.7)	$316.0	$371.5	-14.8%	-14.9%
Consolidated In-Meeting Product Sales, net (4)	$55.4	$(0.7)	$54.7	$74.2	-25.3%	-26.3%
Consolidated All Other (5)	$37.2	$(0.2)	$37.0	$45.1	-17.4%	-17.9%

North America
Meeting Fees, net (1)	$132.3	$1.1	$133.4	$166.0	-20.3%	-19.6%
Online Revenues (2)	$84.3	$0.7	$85.0	$101.4	-16.9%	-16.1%
Service Revenues, net (3)	$216.6	$1.8	$218.4	$267.4	-19.0%	-18.3%
In-Meeting Product Sales, net (4)	$28.4	$0.2	$28.6	$42.7	-33.6%	-33.2%
All Other (6)	$19.4	$0.0	$19.4	$22.8	-14.7%	-14.7%
Total Revenues, net	$264.4	$2.0	$266.4	$332.9	-20.6%	-20.0%

UK
Meeting Fees, net (1)	$20.6	$(1.3)	$19.3	$23.6	-12.6%	-18.2%
Online Revenues (2)	$7.1	$(0.5)	$6.7	$7.6	-6.5%	-12.4%
Service Revenues, net (3)	$27.7	$(1.8)	$26.0	$31.2	-11.1%	-16.8%
In-Meeting Product Sales, net (4)	$9.3	$(0.6)	$8.7	$12.0	-23.0%	-27.6%
All Other (6)	$5.2	$(0.3)	$4.9	$5.7	-8.9%	-14.9%
Total Revenues, net	$42.2	$(2.7)	$39.5	$48.9	-13.8%	-19.2%

CE
Meeting Fees, net (1)	$36.9	$(1.4)	$35.5	$36.7	0.5%	-3.3%
Online Revenues (2)	$24.6	$(0.9)	$23.8	$21.7	13.4%	9.4%
Service Revenues, net (3)	$61.5	$(2.2)	$59.3	$58.4	5.3%	1.5%
In-Meeting Product Sales, net (4)	$15.8	$(0.6)	$15.2	$16.5	-4.4%	-7.9%
All Other (6)	$6.9	$(0.3)	$6.7	$7.3	-4.6%	-8.3%
Total Revenues, net	$84.2	$(3.1)	$81.1	$82.2	2.5%	-1.3%

Other (7)
Meeting Fees, net (1)	$7.3	$0.9	$8.3	$9.8	-25.2%	-15.5%
Online Revenues (2)	$3.6	$0.6	$4.1	$4.8	-25.2%	-13.5%
Service Revenues, net (3)	$10.9	$1.5	$12.4	$14.5	-25.2%	-14.8%
In-Meeting Product Sales, net (4)	$2.0	$0.3	$2.2	$2.9	-32.7%	-24.1%
All Other (5)	$5.7	$0.4	$6.0	$9.3	-39.0%	-35.2%
Total Revenues, net	$18.5	$2.1	$20.6	$26.8	-30.8%	-22.9%

Note: Totals may not sum due to rounding.

(1)	“Meeting Fees” are fees that members pay to attend weekly meetings.
(2)	“Online Revenues” are revenues from Online and eTools subscription products.
(3)	“Service Revenues” equal “Meeting Fees” plus “Online Revenues”.
(4)	“In-Meeting Product Sales” are sales of products to members in meetings.
(5)	“All Other” are revenues from licensing, franchisees, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising and By Mail.
(6)	“All Other” are revenues from licensing, magazine subscriptions, third-party advertising in publications, payments from the sale of third-party Internet advertising and By Mail.
(7)	Represents Asia Pacific, Emerging Markets and Franchise revenues.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

								Q1 2014 Variance
	Q1 2014						Q1 2013			2014 Constant Currency
	GAAP	Adjustment (1)	Adjusted	Currency Adjustment	Constant Currency	Adjusted Constant Currency	GAAP	2014 vs 2013	2014 Adjusted vs 2013	2014 vs 2013	2014 Adjusted vs 2013

Selected Financial Data
Gross Profit	$222.9	$1.5	$224.4	$(0.6)	$222.3	$223.8	$283.6	-21.4%	-20.9%	-21.6%	-21.1%
Gross Margin	54.5%		54.8%		54.5%	54.9%	57.8%

Selling, General and Administrative Expenses	$56.5	$(2.1)	$54.4	$(0.1)	$56.4	$54.2	$58.3	-3.1%	-6.8%	-3.3%	-7.0%
Operating Income	$51.1	$3.7	$54.7	$0.3	$51.3	$55.0	$103.1	-50.5%	-46.9%	-50.2%	-46.7%
Operating Income Margin	12.5%		13.4%		12.6%	13.5%	21.0%

Gain on Brazil acquisition	$(10.5)	10.5	$—	$—	$(10.5)	$—	$—	—	—	—	—

Net income	$21.5	$(4.2)	$17.4	$0.1	$21.6	$17.4	$48.8	-55.8%	-64.3%	-55.7%	-64.2%

Earnings Per Share	$0.38	$(0.07)	$0.31	$0.0	$0.38	$0.31	$0.87	-56.0%	-64.5%	-55.9%	-64.4%

Note: Totals may not sum due to rounding.

(1)

Excludes the impact of the gain of $10.5 million ($6.4 million after tax) recognized in connection with the Brazil acquisition due to an adjustment of the Company’s previously held equity interest to fair value offset by a charge associated with the settlement of the royalty-free arrangement of the Brazilian partnership and the $3.7 million ($2.2 million after tax) of restructuring charges associated with the first phase of the Company’s previously disclosed plan to resize its organization.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT RATIO)

UNAUDITED

	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Trailing Twelve Months
Net Debt to EBITDAS

Net Income	$64.9	$60.3	$30.8	$21.5	$177.5
Interest	26.9	26.9	26.8	25.3	105.8
Taxes	40.7	37.7	21.7	14.5	114.7
Depreciation and Amortization	11.0	11.6	11.8	11.5	45.9
Stock-based Compensation	0.2	0.3	1.7	1.4	3.6

EBITDAS	$143.7	$136.7	$92.9	$74.2	$447.5

Total Debt					$2,382.0
Less: Cash					231.6

Net Debt					$2,150.4

Net Debt to EBITDAS					4.8 X

Note: Totals may not sum due to rounding.